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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report dated March 10, 2008, with respect to the financial statements and schedules of XXCAL Japan, Inc. for the periods ended December 31, 2006 and December 31, 2007 included in the Annual Report (Form 10-K) of National Technical Systems, Inc. for the year ended January 31, 2008.

/s/ AKIRA WAKATSUKI
Akira Wakatsuki Audit Engagement Partner BA Tokyo & Co. MEMBER OF MAZARS Certified Public Accountants

Tokyo, Japan
April 25th, 2008

INDEPENDENT AUDITOR'S REPORT

The Board of Directors and the Shareholders
XXCAL JAPAN Inc.

        We have audited the accompanying balance sheets of XXCAL JAPAN Inc. as of December 31,2007 and December 31, 2006 and the related statements of income and shareholder's equity for each of the two years in the period ended December 31, 2007, all expressed in yen. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above expressed in yen, present fairly, in all material respects, the financial position of XXCAL JAPAN Inc. at December 31, 2007 and 2006, and the results of its operations for each of the two years in the period ended December 31, 2007, in conformity with generally accepted accounting principles in Japan.

/s/ BA TOKYO & CO
BA Tokyo & Co MEMBER OF MAZARS Certified Public Accountants

Tokyo, Japan
March 10, 2008

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  EXHIBIT 23.2